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                                                                    EXHIBIT 12.1


                             J.P. MORGAN CHASE & CO.


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


Year Ended December 31, (in millions, except ratios)                                      2000
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
EXCLUDING INTEREST ON DEPOSITS

INCOME BEFORE INCOME TAXES                                                            $  8,733
                                                                                      --------
Fixed charges:
  Interest expense                                                                      16,296
  One-third of rents, net of income from subleases(a)                                      212
                                                                                      --------
Total fixed charges                                                                     16,508
                                                                                      --------
Less: Equity in undistributed income of affiliates                                        (150)
                                                                                      --------
EARNINGS BEFORE TAXES AND FIXED CHARGES, EXCLUDING CAPITALIZED INTEREST               $ 25,091
                                                                                      --------
FIXED CHARGES, AS ABOVE                                                               $ 16,508
                                                                                      --------
Ratio of earnings to fixed charges                                                        1.52
                                                                                      --------

INCLUDING INTEREST ON DEPOSITS
Fixed charges, as above                                                               $ 16,508
Add: Interest on deposits                                                               10,835
                                                                                      --------
TOTAL FIXED CHARGES AND INTEREST ON DEPOSITS                                          $ 27,343
                                                                                      --------
EARNINGS BEFORE TAXES AND FIXED CHARGES, EXCLUDING CAPITALIZED INTEREST, AS ABOVE     $ 25,091
Add: Interest on deposits                                                               10,835
                                                                                      --------
TOTAL EARNINGS BEFORE TAXES, FIXED CHARGES AND INTEREST ON DEPOSITS                   $ 35,926
                                                                                      --------
Ratio of earnings to fixed charges                                                        1.31
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
(a) The proportion deemed representative of the interest factor.





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